Exhibit 5.1

OPINION AND CONSENT OF DORSEY & WHITNEY LLP

January 13, 2017

AntriaBio, Inc.

1450 Infinite Drive
Denver, CO 80208

Re:   Registration Statement on Form S-1 (File No. 333-214974)

Ladies and Gentlemen:

We have acted as counsel to AntriaBio, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by certain selling stockholders of up to 30,215,200 shares of common stock, par value $0.001 per share, of the Company, consisting of: (1) 5,897,677 shares of common stock (the “Stock Conversion and Exchange Shares”) of the Company issued to the selling stockholders in connection with the Company’s stock conversion and exchange (the “Stock Conversion and Exchange”) whereby the selling stockholders exchanged their shares of Series A Preferred Stock acquired in the Company’s Series A Offering (the “Series A Offering”) for Stock Conversion and Exchange Shares; (2) 5,897,677 shares of common stock of the Company (the “Stock Conversion and Exchange Warrant Shares”) issuable upon the exercise of outstanding warrants issued to the selling stockholders in connection with the Stock Conversion and Exchange; (3) 10,658,204 shares of common stock of the Company (the “Unit Shares”) issued to the selling stockholders in connection with the Company’s brokered private placement offering of units that closed on October 13, 2016 (the “Unit Financing”); (4) 6,291,853 shares of common stock of the Company (the “Unit Warrant Shares”) issuable upon the exercise of outstanding warrants (“Unit Warrants”) issued to the selling stockholders in the Unit Financing; (5) 87,500 shares of common stock of the Company (the “Tail Compensation Warrant Shares”) issuable upon the exercise of outstanding warrants (“Tail Compensation Warrants”) issued to certain selling stockholders as compensation related to the Series A Offering and the Unit Financing; (6) 327,046 shares of common stock of the Company (the “Series A Compensation Warrant Shares”) issuable upon the exercise of outstanding warrants issued to certain selling stockholders as compensation related to the Series A Offering; and (7) 1,055,243 shares of common stock of the Company (the “Unit Compensation Warrant Shares”) issuable upon the exercise of outstanding warrants issued to certain selling stockholders (the “Unit Compensation Warrants”) as compensation for acting as agent in the Unit Financing. The Stock Conversion and Exchange Shares, the Stock Conversion and Exchange Warrant Shares, the Unit Shares, the Unit Warrant Shares, the Tail Compensation Warrant Shares, the Series A Compensation Warrant Shares, and the Unit Compensation Warrant Shares are collectively referred to herein as the “Shares”.

We have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have assumed that the Shares will be sold as described in the Registration Statement.

AntriaBio, Inc.

January 13, 2017

Based on the foregoing, we are of the opinion that (i) the Stock Conversion and Exchange Shares and the Unit Shares have been validly issued and are fully paid and non-assessable and (ii) the Stock Conversion and Exchange Warrant Shares, the Unit Warrant Shares, the Tail Compensation Warrant Shares, the Series A Compensation Warrant Shares and the Unit Compensation Warrant Shares issuable upon the exercise of the common stock purchase warrants, upon issuance, delivery and payment therefor in accordance with the terms of the common stock purchase warrants, will be validly issued, fully paid and nonassessable.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

Dorsey & Whitney LLP

AWE/MLW